Exhibit 99.1

FAT Brands Agrees to Combine with

Fog Cutter Capital Group

Enhances Financial Flexibility and Simplifies Corporate Structure

LOS ANGELES—(December 11, 2020) FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) announced today that it has entered into an agreement to combine with Fog Cutter Capital Group Inc. (FCCG), the Company’s controlling stockholder. The merger is intended to provide FAT Brands with increased financial flexibility and simplified corporate structure, at a time in the restaurant industry when committed capital and first mover advantage are critical to strategic acquisitions.

Andy Wiederhorn, President and CEO of FAT Brands, stated “We have taken a number of steps in 2020 to bolster our balance sheet and ensure that FAT Brands is as nimble and opportunistic as possible, especially in this environment. As we have disclosed in the past, FAT Brands has considered a combination with Fog Cutter as another step in our efforts to simplify our corporate structure and eliminate limitations that restrict our ability to use common stock for accretive acquisitions and capital raising. FCCG holds more than $100 million of net operating loss carryforwards (NOL’s), which could only be made available to FAT Brands as long as FCCG owned at least 80% of FAT Brands. With this combination, the NOL’s will be internalized at FAT Brands, and we will now have much greater flexibility and optionality in our capital structure.”

Wiederhorn continued, “We believe that the steps we have taken in 2020 will position us to capitalize on organic and acquisition-led growth in the future. We look forward to 2021, when we hope to experience some normalization as the pandemic subsides. With the acquisition of Johnny Rockets, in a post-COVID environment, we continue to anticipate that the Company can generate 2x our 2019 EBITDA of $7.7 million.”

In connection with the Fog Cutter combination, FAT Brands has declared a special stock dividend payable only to holders of its common stock other than Fog Cutter, consisting of 0.2319998077 shares of FAT Brands’ 8.25% Series B Cumulative Preferred Stock (NASDAQ: FATBP) for each outstanding share of common stock held by such stockholders, with the value of any fractional shares to be paid in cash. Fog Cutter will not receive any portion of the special dividend, which will have a record date of December 21, 2020 and expected payment date of December 23, 2020.

About FAT (Fresh. Authentic. Tasty.) Brands

FAT Brands Inc. (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns nine restaurant brands: Fatburger, Johnny Rockets, Buffalo’s Cafe, Buffalo’s Express, Hurricane Grill & Wings, Elevation Burger, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, and franchises over 675 units worldwide. For more information, please visit www.fatbrands.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial and operating results of the Company, the Company’s ability to utilize the net operating loss carryforwards of Fog Cutter Capital Group Inc., the Company’s ability to leverage its expertise and infrastructure and successfully integrate and exploit the synergies of its acquisition of Johnny Rockets and other restaurant brands, the Company’s ability to source and conduct future accretive acquisitions, the Company’s ability to access the capital markets, and the effects on our business of the current novel coronavirus pandemic (“COVID-19”). Forward-looking statements generally use words such as “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “will,” “plans,” “forecast,” and similar expressions, and reflect our expectations concerning the future. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements. Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies including, but not limited to, uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, such as our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of these and other risks and uncertainties that could cause our actual results to differ materially from our current expectations and from the forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Investor Relations:

ICR

Ashley DeSimone

IR-FATBrands@icrinc.com

646-677-1827

Media Relations:

JConnelly

Erin Mandzik

emandzik@jconnelly.com

862-246-9911

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